Exhibit 10.2

AVENUE FINANCIAL HOLDINGS, INC.

ANNUAL EXECUTIVE INCENTIVE PLAN

ANNUAL BONUS AWARD AGREEMENT

FOR

Fiscal Year 2015

Section 1. Establishment

This Bonus Pool Award Agreement (the “Agreement”) is entered into as of the     day of 2015 by and between Avenue Financial Holdings, Inc., a Tennessee corporation (the “Company”), and                    , an individual resident of the State of Tennessee (“Participant”).

Section 2. The Plan

The Company has established the Avenue Financial Holdings, Inc., Annual Executive Incentive Plan (the “Plan”) for certain executive officers. Participant has been selected by the Compensation Committee of the Company’s Board of Directors (the “Committee”) to be eligible to participate in the Plan. Participant hereby acknowledges receipt of a copy of the Plan. This Annual Bonus Award Agreement made to Participant hereby is subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference herein and made a part hereof.

Section 3. Conditions to Participation

As a condition to participate in the Plan and to receive an annual bonus award, Participant shall execute and return to the Committee a duplicate of this Agreement.

Section 4. Performance Based Award

(a) Performance-Based Award. The annual bonus award evidenced by this Agreement is intended to be a performance-based award within the meaning of the Plan.

(b) Performance Period. This award applies to the Performance Period commencing January 1, 2015 and ending December 31, 2015 (the “Performance Period”).

(b) Performance Targets. The Committee has established threshold, target and maximum bonus payments for the Performance Period under this annual bonus award with respect to the Participant as set forth on Appendix I attached hereto based on the Committee’s determination as to whether the Participant has satisfied the relative goals for each performance factor set forth on Appendix I. All determinations as to whether individual goals are satisfied, in whole or in part, will be made by the Committee and such determinations shall be final.

Section 5. Earned Awards

Following December 31, 2015 and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing as to the computation of the annual bonus award.

Section 6. Award Payments

On or around February 29, 2016, and following the computation of the annual bonus award, the Participant shall be paid an amount equal to the earned award as follows: (i) 80% of the earned award will be payable in cash and (ii) 20% of the award will be payable, at the Committee’s discretion, in shares of restricted common stock of the Company issued pursuant to the Company’s 2012 Long Term Incentive Plan, or LTIP. Any shares of restricted common stock shall be subject to the terms and conditions of the LTIP plan. Any portion of the payment made in the form of restricted stock awards will not be transferable by the Participant until the restrictions on such awards lapse which shall occur as to one-half of the awards if the Participant remains an employee of the Company or one of its subsidiaries on December 31, 2016 and as to the other half of the awards if the Participant remains an employee of the Company or one of its subsidiaries on December 31, 2017. During the period that any shares of the restricted stock awards are subject to restriction on transfer, the Participant shall not be entitled to vote such shares or to receive dividends with respect to such shares and the Participant covenants and agrees not to exercise any voting rights or accept any dividends with respect to shares subject to such restriction during such period.

Section 7. Nature of Payments

Any and all payments pursuant to any annual bonus award granted hereunder shall constitute special incentive payments to the Participant, and such payments shall not be taken into account in computing the amount of the Participant’s salary or compensation for purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any Affiliate or (ii) any agreement between the Company (or any Affiliate) and the Participant, except to the extent that such plan or agreement expressly provides to the contrary.

Section 8. Interpretations

This Agreement is subject in all respects to the terms of the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final and conclusive upon all parties in interest.

Section 9. Governing Law

This Bonus Award Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Tennessee.

IN WITNESS WHEREOF, the parties hereto have entered into this Annual Bonus Award Agreement for Fiscal Year 2015 as of the date first set forth herein.

AVENUE FINANCIAL HOLDINGS, INC.

By:

Its:
PARTICIPANT

APPENDIX I

FISCAL YEAR 2015 BONUS AWARD OBJECTIVES AND AMOUNTS

[insert matrix of performance factors, factor weight, threshold goal, target goal, maximum goal, and payout as percent of salary, as approved by the compensation committee for each participant]